Workiva Announces Second Quarter 2026 Financial Results
Fiscal second quarter subscription & support revenue increased by 19%
Total revenue was $255 million, up 19% year-over-year
GAAP operating margin was 4.6%, non-GAAP operating margin was 16.8%
Repurchased $123 million worth of Class A common stock under the 2024 share repurchase plan

NEW YORK - August 4, 2026 – Workiva Inc. (NYSE: WK), a leading, audit-ready platform for trust, transparency, and accountability, today announced financial results for its second quarter ended June 30, 2026.
“Q2 was another quarter marked by strong financial performance and continued proof that Workiva is the platform CFOs trust in the AI era,” said Julie Iskow, President & Chief Executive Officer. “We beat the high end of our revenue guidance with 19% growth in both subscription and total revenue, while rapidly expanding margins. At the same time, we are transforming our platform to be agentic-first where agents will enable customers in advanced solution tiers to accelerate reporting and compliance outcomes with the control and traceability of the Workiva platform.”
“While our pace of innovation has accelerated, we have also maintained our rigorous focus on operational discipline and expanding operating leverage as we scale the business,” said Barbara Larson, Chief Financial Officer. "Our non-GAAP operating margin beat the high end of our guidance by 180 basis points, representing a 1,300 basis point improvement over Q2 of last year. This outperformance has positioned us to achieve our 2027 medium-term operating margin target of 18% a full year ahead of schedule.”
Second Quarter 2026 Financial Results
•Revenue: Total revenue for the second quarter of 2026 reached $255 million, an increase of 19% from $215 million in the second quarter of 2025. Subscription and support revenue contributed $236 million, up 19% versus the second quarter of 2025. Professional services revenue was $19 million, up 12% from the second quarter of 2025.
•Operating Margin: GAAP operating margin for the second quarter of 2026 was 4.6% compared to (10.2)% in the prior year's second quarter. Non-GAAP operating margin was 16.8% compared to 3.8% in the second quarter of 2025.
•GAAP Net Income (Loss): GAAP net income for the second quarter of 2026 was $13 million compared with a net loss of $(19) million for the prior year's second quarter. GAAP net income per basic share and diluted share was $0.24, compared with a net loss per basic and diluted share of $(0.35) in the second quarter of 2025.
•Non-GAAP Net Income: Non-GAAP net income for the second quarter of 2026 was $45 million compared with non-GAAP net income of $11 million in the prior year's second quarter. Non-GAAP net income per basic share and diluted share in the second quarter of 2026 was $0.80 and $0.77, respectively, compared with non-GAAP net income per basic share and diluted share of $0.20 and $0.19, respectively, in the second quarter of 2025.
•Operating Cash Flow and Free Cash Flow: Operating cash flow for the second quarter of 2026 was $78 million compared with $50 million for the prior year's second quarter. Free cash flow for the second quarter of 2026 was $78 million compared with $49 million in the second quarter of 2025.
•Liquidity: As of June 30, 2026, Workiva had cash, cash equivalents, and marketable securities totaling $815 million, compared with $892 million as of December 31, 2025. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028, and $14 million of finance lease obligations outstanding as of June 30, 2026.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,750 customers as of June 30, 2026, a net increase of 283 customers from June 30, 2025.
•Retention Rate: As of June 30, 2026, Workiva's gross retention rate was 97%, and the net retention rate was 111%. Net retention includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of June 30, 2026, Workiva had 2,690 customers with an annual contract value (“ACV”) of more than $100,000, up 20% from 2,241 customers at June 30, 2025. Workiva had 656 customers with an ACV of more than $300,000, up 34% from 488 customers in the second quarter of 2025. Workiva had 276 customers with an ACV of more than $500,000, up 33% from 208 customers in the second quarter of 2025.
•Share Repurchase Plan: On July 30, 2024, our board of directors authorized a share repurchase plan for up to $100 million of our outstanding Class A common stock. On February 16, 2026, our board of directors modified the repurchase plan to authorize an additional $250 million of the Company’s outstanding Class A common stock for repurchase under the plan. During the second quarter of 2026, Workiva purchased approximately 2.5 million shares for $123 million under the plan. As of June 30, 2026, approximately $106 million remained available under the plan for future share repurchases.
Financial Outlook
As of August 4, 2026, Workiva is providing guidance as follows:
Third Quarter 2026 Guidance:
•Total revenue is expected to be in the range of $260 million to $262 million.
•GAAP operating margin is expected to be in the range of 4.2% to 4.8%.
•Non-GAAP operating margin is expected to be in the range of 17.0% to 17.5%.
•GAAP net income per diluted share is expected to be in the range of $0.21 to $0.25 using 54.6 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $0.79 to $0.82 using 59.9 million shares.
Full Year 2026 Guidance:
•Total revenue is expected to be in the range of $1.040 billion to $1.044 billion.
•GAAP operating margin is expected to be in the range of 5.7% to 5.8%.
•Non-GAAP operating margin is expected to be approximately 18%.
•GAAP net income per diluted share is expected to be in the range of $1.21 to $1.22 using 55.7 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $3.38 to $3.39 using 60.9 million shares.
•Free cash flow margin is expected to be approximately 21%.
Quarterly Conference Call
Workiva will host a webcast today at 5:00 p.m. Eastern Time to review the Company’s financial results for the second quarter 2026, in addition to discussing the Company’s outlook for the third quarter and full year 2026. The call can be accessed by dialing 1-833-630-1956 (U.S. domestic) or 1-412-317-1837 (international). Additionally, a live webcast and replay will be available at https://investor.workiva.com/news-events/events.
About Workiva
Workiva Inc. (NYSE: WK) powers trust, transparency, and accountability. Accounting, finance, sustainability, risk and audit teams from more than 6,700 organizations, including over 85% of Fortune 1,000 companies rely on Workiva for their mission-critical work. We transform how customers connect data, unify processes, and empower teams in a secure, audit-ready platform. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit, non-GAAP income from operations and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, free cash flow and free cash flow margin is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP gross profit is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets attributable to cost of revenues from gross profit. Non-GAAP income from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by revenues. Non-GAAP net income is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net income (loss). Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted- average shares outstanding.
Beginning with the three months and six months ended June 30, 2026, we are adding back interest expense (net of taxes) to the numerator of our non-GAAP diluted earnings per share in accordance with the if-converted method of calculating the dilutive impact of our convertible senior notes. Prior to this change, potentially dilutive shares associated with our convertible senior notes were included in the denominator, but the numerator was not adjusted, as our convertible senior notes had historically been anti-dilutive for GAAP purposes. As the Company has achieved GAAP profitability, our convertible senior notes may now be dilutive, and we are aligning our non-GAAP calculation with the if-converted method used for GAAP diluted EPS. Prior periods have not been recast.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe they are reflective of ongoing operations.
Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenue. We consider free cash flow and free cash flow margin to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance," "target," "goal," "project," "continue to," "confident," or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Katie White		Lauren Covello
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(unaudited)
Revenue
Subscription and support	$236,302	$198,223	$461,657	$383,735
Professional services	18,988	16,964	40,939	37,732
Total revenue	255,290	215,187	502,596	421,467
Cost of revenue
Subscription and support (1)	36,742	35,277	71,925	69,339
Professional services (1)	13,281	14,266	26,643	28,546
Total cost of revenue	50,023	49,543	98,568	97,885
Gross profit	205,267	165,644	404,028	323,582
Operating expenses
Research and development (1)	57,497	54,843	110,410	108,623
Sales and marketing (1)	109,017	104,025	213,502	205,696
General and administrative (1)	27,083	28,922	53,125	56,159
Total operating expenses	193,597	187,790	377,037	370,478
Income (loss) from operations	11,670	(22,146)	26,991	(46,896)
Interest income	7,712	8,344	15,815	17,091
Interest expense	(3,193)	(3,194)	(6,387)	(6,389)
Other income (expense), net	564	(736)	962	(969)
Income (loss) before provision for income taxes	16,753	(17,732)	37,381	(37,163)
Provision for income taxes	3,311	1,668	4,943	3,608
Net income (loss)	$13,442	$(19,400)	$32,438	$(40,771)
Net income (loss) per common share:
Basic	$0.24	$(0.35)	$0.59	$(0.73)
Diluted	$0.24	$(0.35)	$0.58	$(0.73)
Weighted-average common shares outstanding
Basic	55,638,926	56,076,723	55,259,608	56,133,286
Diluted	56,056,066	56,076,723	55,819,175	56,133,286

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(unaudited)
Cost of revenue
Subscription and support	$3,087	$2,511	$5,935	$4,944
Professional services	1,241	1,106	2,430	2,102
Operating expenses
Research and development	6,559	6,556	12,960	12,606
Sales and marketing	10,108	9,890	19,955	19,641
General and administrative	8,756	8,404	17,078	17,062

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$252,482	$338,769
Marketable securities	562,760	552,852
Accounts receivable, net	147,511	168,984
Deferred costs	64,595	62,619
Other receivables	9,892	10,383
Prepaid expenses and other	26,733	28,778
Total current assets	1,063,973	1,162,385
Property and equipment, net	18,970	20,546
Operating lease right-of-use assets	9,700	13,986
Deferred costs, non-current	51,045	59,767
Goodwill	203,599	206,164
Intangible assets, net	19,846	22,270
Other assets	7,318	8,453
Total assets	$1,374,451	$1,493,571
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$11,778	$8,932
Accrued expenses and other current liabilities	105,063	113,115
Deferred revenue	533,867	547,919
Convertible senior notes, current	71,208	71,072
Finance lease obligations	631	614
Total current liabilities	722,547	741,652
Convertible senior notes, non-current	697,352	696,263
Deferred revenue, non-current	32,429	37,305
Other long-term liabilities	101	92
Operating lease liabilities, non-current	6,195	10,472
Finance lease obligations, non-current	12,903	13,223
Total liabilities	1,471,527	1,499,007
Stockholders’ deficit
Common stock	55	57
Additional paid-in-capital	603,995	720,923
Accumulated deficit	(701,414)	(733,852)
Accumulated other comprehensive income	288	7,436
Total stockholders’ deficit	(97,076)	(5,436)
Total liabilities and stockholders’ deficit	$1,374,451	$1,493,571

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(unaudited)
Cash flows from operating activities
Net income (loss)	$13,442	$(19,400)	$32,438	$(40,771)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,925	2,949	5,441	5,842
Stock-based compensation expense	29,751	28,467	58,358	56,355
Recovery of doubtful accounts	(82)	(357)	(200)	(345)
Accretion of premiums and discounts on marketable securities, net	(741)	(1,390)	(1,542)	(3,085)
Amortization of debt discount and issuance costs	613	611	1,225	1,221
Gain on lease modification	—	—	(307)	—
Deferred income tax	7	(13)	(262)	(77)
Changes in assets and liabilities:
Accounts receivable	(9,650)	(504)	20,506	30,132
Deferred costs	2,928	(12)	5,806	4,081
Operating lease right-of-use assets	1,200	1,377	2,460	2,706
Other receivables	(1,995)	(59)	444	935
Prepaid expenses and other	7,202	3,191	1,981	(2,462)
Other assets	(144)	1,386	1,089	738
Accounts payable	1,233	(3,755)	3,204	2,896
Deferred revenue	18,086	15,424	(15,169)	(3,014)
Operating lease liabilities	(989)	(1,087)	(2,156)	(1,918)
Accrued expenses and other liabilities	14,522	23,483	(8,532)	(10,281)
Net cash provided by operating activities	78,308	50,311	104,784	42,953

Cash flows from investing activities
Purchase of property and equipment	(332)	(995)	(1,060)	(1,758)
Purchase of marketable securities	(123,315)	(102,985)	(214,816)	(205,950)
Maturities of marketable securities	89,370	99,738	203,720	194,352
Acquisitions, net of cash acquired	—	—	(750)	—
Purchase of intangible assets	(24)	(41)	(50)	(60)
Net cash used in investing activities	(34,301)	(4,283)	(12,956)	(13,416)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(unaudited)

Cash flows from financing activities
Proceeds from option exercises	322	1,803	1,051	2,434
Taxes paid related to net share settlements of stock-based compensation awards	(1,984)	(569)	(10,646)	(13,491)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	8,052	7,535
Repurchases of Class A common stock	(122,684)	(10,002)	(172,684)	(50,120)
Principal payments on finance lease obligations	(152)	(139)	(302)	(277)
Net cash used in financing activities	(124,498)	(8,907)	(174,529)	(53,919)
Effect of foreign exchange rates on cash	(1,287)	5,108	(3,586)	6,997
Net (decrease) increase in cash, cash equivalents, and restricted cash	(81,778)	42,229	(86,287)	(17,385)
Cash, cash equivalents, and restricted cash at beginning of period	334,972	242,736	339,481	302,350
Cash, cash equivalents, and restricted cash at end of period	$253,194	$284,965	$253,194	$284,965

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	(unaudited)
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$252,482	$284,253	$252,482	$284,253
Restricted cash included within prepaid expenses and other at end of period	712	712	712	712
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$253,194	$284,965	$253,194	$284,965

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Gross profit, subscription and support	$199,560	$162,946	$389,732	$314,396
Add back: Stock-based compensation	3,087	2,511	5,935	4,944
Add back: Amortization of acquisition-related intangibles	1,079	939	2,075	1,849
Gross profit, subscription and support, non-GAAP	$203,726	$166,396	$397,742	$321,189

Gross profit, professional services	$5,707	$2,698	$14,296	$9,186
Add back: Stock-based compensation	1,241	1,106	2,430	2,102
Gross profit, professional services, non-GAAP	$6,948	$3,804	$16,726	$11,288

Gross profit	$205,267	$165,644	$404,028	$323,582
Add back: Stock-based compensation	4,328	3,617	8,365	7,046
Add back: Amortization of acquisition-related intangibles	1,079	939	2,075	1,849
Gross profit, non-GAAP	$210,674	$170,200	$414,468	$332,477

Cost of revenue, subscription and support	$36,742	$35,277	$71,925	$69,339
Less: Stock-based compensation	3,087	2,511	5,935	4,944
Less: Amortization of acquisition-related intangibles	1,079	939	2,075	1,849
Cost of revenue, subscription and support, non-GAAP	$32,576	$31,827	$63,915	$62,546

Cost of revenue, professional services	$13,281	$14,266	$26,643	$28,546
Less: Stock-based compensation	1,241	1,106	2,430	2,102
Cost of revenue, professional services, non-GAAP	$12,040	$13,160	$24,213	$26,444

Research and development	$57,497	$54,843	$110,410	$108,623
Less: Stock-based compensation	6,559	6,556	12,960	12,606
Less: Amortization of acquisition-related intangibles	—	495	—	990
Research and development, non-GAAP	$50,938	$47,792	$97,450	$95,027

Sales and marketing	$109,017	$104,025	$213,502	$205,696
Less: Stock-based compensation	10,108	9,890	19,955	19,641
Less: Amortization of acquisition-related intangibles	487	478	978	925
Sales and marketing, non-GAAP	$98,422	$93,657	$192,569	$185,130

General and administrative	$27,083	$28,922	$53,125	$56,159
Less: Stock-based compensation	8,756	8,404	17,078	17,062
General and administrative, non-GAAP	$18,327	$20,518	$36,047	$39,097

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Income (loss) from operations	$11,670	$(22,146)	$26,991	$(46,896)
Add back: Stock-based compensation	29,751	28,467	58,358	56,355
Add back: Amortization of acquisition-related intangibles	1,566	1,912	3,053	3,764
Income from operations, non-GAAP	$42,987	$8,233	$88,402	$13,223
GAAP operating margin	4.6%	(10.2)%	5.4%	(11.2)%
Non-GAAP operating margin	16.8%	3.8%	17.6%	3.1%

Net income (loss)	$13,442	$(19,400)	$32,438	$(40,771)
Add back: Stock-based compensation	29,751	28,467	58,358	56,355
Add back: Amortization of acquisition-related intangibles	1,566	1,912	3,053	3,764
Net income - basic, non-GAAP	$44,759	$10,979	$93,849	$19,348

Net income - basic, non-GAAP	$44,759	$10,979	$93,849	$19,348
Add back: Interest expense, net of taxes(1)	2,893	—	5,785	—
Net income - diluted, non-GAAP	$47,652	$10,979	$99,634	$19,348

Net income (loss) per basic share	$0.24	$(0.35)	$0.59	$(0.73)
Net income per basic share, non-GAAP	$0.80	$0.20	$1.70	$0.34
Net income (loss) per diluted share	$0.24	$(0.35)	$0.58	$(0.73)
Net income per diluted share, non-GAAP	$0.77	$0.19	$1.61	$0.33

Weighted-average common shares outstanding - basic	55,638,926	56,076,723	55,259,608	56,133,286
Weighted-average common shares outstanding - diluted	56,056,066	56,076,723	55,819,175	56,133,286
Effect of potentially dilutive securities, non-GAAP	6,132,025	1,738,597	6,132,025	1,997,835
Weighted-average common shares outstanding - diluted, non-GAAP	62,188,091	57,815,320	61,951,200	58,131,121

Net cash provided by operating activities	$78,308	50,311	104,784	42,953
Purchase of property and equipment	(332)	(995)	(1,060)	(1,758)
Free cash flow	$77,976	$49,316	$103,724	$41,195
Operating cash flow margin	30.7%	23.4%	20.8%	10.2%
Free cash flow margin	30.5%	22.9%	20.6%	9.8%

(1) Please refer to the Non-GAAP Financial Measures section for information about the methodology of this calculation as it is different across the periods presented.

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE
	Three months ending September 30, 2026			Year ending December 31, 2026

GAAP operating margin	4.2%	-	4.8%	5.7%	-	5.8%
Add back: Stock-based compensation	12.2%	-	12.1%	11.7%	-	11.6%
Add back: Amortization of acquisition-related intangibles	0.6%	-	0.6%	0.6%	-	0.6%
Non-GAAP operating margin	17.0%	-	17.5%	18.0%	-	18.0%

Net income per diluted share, GAAP	$0.21	-	$0.25	$1.21	-	$1.22
Add back: Stock-based compensation	0.58	-	0.58	2.18	-	2.18
Add back: Amortization of acquisition-related intangibles	0.03	-	0.03	0.11	-	0.11
Add back: Interest expense, net of taxes	0.04	-	0.04	0.18	-	0.18
Effect of potentially dilutive securities	(0.07)	-	(0.08)	(0.30)	-	(0.30)
Net income per diluted share, non-GAAP	$0.79	-	$0.82	$3.38	-	$3.39

Weighted-average common shares used in calculating GAAP earnings per share, diluted	54,600,000		54,600,000	55,700,000		55,700,000
Weighted-average common shares used in calculating non-GAAP earnings per share, diluted	59,900,000		59,900,000	60,900,000		60,900,000